EXHIBIT 24
POWER OF ATTORNEY
I, the undersigned Director and/or Officer of Avon Products, Inc., a New York corporation (the “Company”), hereby constitute and appoint JEFF BENJAMIN and KAREN LEU, and each of them singly, my true and lawful attorneys-in-fact and agents with full power to them and each of them to sign for me, and in my name and in the capacity or capacities indicated below, a Registration Statement on Form S-8 and any and all amendments (including supplements and post-effective amendments) for the purpose of registering under the Securities Act of 1933, as amended, securities deliverable pursuant to the Avon Products, Inc. 2013 Stock Incentive Plan.

Signature	Title	Date
/s/ Sherilyn S. McCoy	Chief Executive Officer and Director (Principal Executive Officer)	May 19, 2013
Sherilyn S. McCoy
/s/ Kimberly Ross	Executive Vice President and Chief Financial Officer and Director (Principal Financial Officer)	May 23, 2013
Kimberly Ross
/s/ Robert Loughran	Vice President and Corporate Controller (Principal Accounting Officer)	May 29, 2013
Robert Loughran
/s/ Douglas R. Conant	Director	May 24, 2013
Douglas R. Conant
/s/ W. Don Cornwell	Director	May 24, 2013
W. Don Cornwell
/s/ V. Ann Hailey	Director	May 23, 2013
V. Ann Hailey
/s/ Maria Elena Lagomasino	Director	May 24, 2013
Maria Elena Lagomasino
/s/ Ann S. Moore	Director	May 27, 2013
Ann S. Moore
/s/ Charles H. Noski	Director	May 29, 2013
Charles H. Noski
/s/ Gary M. Rodkin	Director	May 23, 2013
Gary M. Rodkin
/s/ Paula Stern	Director	May 23, 2013
Paula Stern